BlackRock CoRI Funds (the “Registrant”)
BlackRock CoRI 2015 Fund
BlackRock CoRI 2017 Fund
BlackRock CoRI 2019 Fund
BlackRock CoRI 2021 Fund
BlackRock CoRI 2023 Fund

77Q1(d):

Copies of all constituent instruments defining the rights of holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

Attached please find as an exhibit to Sub-Item 77Q1(d) of Form N-SAR a copy of the Registrant’s Plan Pursuant to Rule 18f-3 for Operation of a Multi-Class Distribution System.

12280962.1

Exhibit 77Q1(d)

[Printer Note: Insert Rider A Here]

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